UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2005

CENTERGISTIC SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

California	333-111378	95-2873122
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2045 West Orangewood Avenue
Orange, CA 92868-1944
(Address of principal executive office)

(714) 935-9000
(Registrant's telephone number, including area code)

________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2005, the Company amended its line of credit agreement with Venture Communications Corporation, a shareholder and related party. The terms of the amended agreement call for a maximum advance of $400,000, increased from $300,000. The advances continue to be secured by a lien on all the assets of the Company. Interest on the advances are payable monthly at 10% per annum. Advances and unpaid interest on the line were due on July 1, 2005. Advances on the line are personally guaranteed in equal amounts by the President/CEO and the Vice President/COO/CFO of the Company.

On September 6, 2005, the due date of the agreement was amended to July 1, 2006.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
1.1	Obligatory Advance Promissory Note-Secured dated November 30, 2004 and amended March 31, 2005 issued to Venture Communications Corporation.*
1.2	Guaranty of Ricardo G. Brutocao dated November 30, 2004 and amended March 31, 2005 in favor of Venture Communications Corporation.*
1.3	Guaranty of David M. Cunningham dated November 30, 2004 and amended March 31, 2005 in favor of Venture Communications Corporation.*

1.4	Amendment to July 1, 2006.

* Incorporated by reference to Form 8-K filed March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERGISTIC SOLUTIONS, INC.

Date: September 6, 2005	By:	/s/ David M. Cunningham
David M. Cunningham,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Obligatory Advance Promissory Note-Secured dated November 30, 2004 and amended March 31, 2005 issued to Venture Communications Corporation.*
1.2	Guaranty of Ricardo G. Brutocao dated November 30, 2004 and amended March 31, 2005 in favor of Venture Communications Corporation.*
1.3	Guaranty of David M. Cunningham dated November 30, 2004 and amended March 31, 2005 in favor of Venture Communications Corporation.*

1.4	Amendment to July 1, 2006 .

*    Incorporated by reference to Form 8-K filed March 31, 2005